Exhibit 21.1

SUBSIDIARIES OF

BOYD GAMING CORPORATION

	Subsidiary Name	State or Other Jurisdiction of Incorporation or Organization
1.	Blue Chip Casino, LLC	Indiana
2.	Boyd Atlantic City, Inc.	New Jersey
3.	Boyd Louisiana Racing, LLC	Louisiana
4.	Boyd Racing, L.L.C.	Louisiana
5.	Boyd Tunica, Inc.	Mississippi
6.	California Hotel and Casino	Nevada
7.	California Hotel Finance Corporation	Nevada
8.	Coast Casinos, Inc.	Nevada
9.	Coast Hotels and Casinos, Inc.	Nevada
10.	Echelon Resorts, LLC	Nevada
11.	M.S.W., Inc.	Nevada
12.	Par-A-Dice Gaming Corporation	Illinois
13.	Red River Entertainment of Shreveport, L.L.C.	Louisiana
14.	Sam-Will, Inc.	Nevada
15.	Treasure Chest Casino, L.L.C.	Louisiana
16.	Boyd Biloxi, LLC	Mississippi
17.	Boyd Acquisition, LLC	Delaware
18.	1100 Boulder Highway, LLC	Nevada
19.	BCO Gaming, L.L.C.	Nevada
20.	BGM Co. Inc.	Nevada
21.	BNLV, L.L.C.	Nevada
22.	Boyd Casino Strip, LLC	Mississippi
23.	Boyd Central Region, Inc.	Nevada
24.	Boyd Development Corporation	Nevada
25.	Boyd Florida, LLC	Mississippi
26.	Boyd FSE, Inc.	Nevada
27.	Boyd Kansas City, Inc.	Missouri
28.	Boyd Lake Mead, Inc.	Nevada
29.	Boyd Missouri, Inc.	Missouri
30.	Boyd Office Building, Inc.	Nevada
31.	Boyd Pennsylvania, Inc.	Pennsylvania
32.	Boyd Pennsylvania Partners, LP	Pennsylvania
33.	Boyd Rhode Island, Inc.	Nevada
34.	Boyd Robinsonville, Inc.	Mississippi

35.	Boyd Shared Services Inc.	Nevada
36.	Boyd Travel, Inc.	Nevada
37.	Coast Vacations, Inc.	Nevada
38.	Constellation Insurance Company, Inc.	Hawaii
39.	Echelon Resorts Corporation	Nevada
40.	Eldorado, Inc.	Nevada
41.	ETN Productions, Inc.	Nevada
42.	FGB Development, Inc.	Florida
43.	Summersport Enterprises, LLLP	Florida
44.	The Aragon Group, Inc.	Florida
45.	Marina District Development Holding Co., LLC	New Jersey
46.	Marina District Development Company, LLC	New Jersey
47.	Marina District Finance Company, Inc.	New Jersey
48.	BYDSSE Gaming, LLC	Florida
49.	OED Acquisition, LLC	Delaware
50.	Boyd Acquisition I, LLC	Delaware
51.	Boyd Acquisition II, LLC	Delaware
52.	Peninsula Gaming, LLC	Delaware
53.	Kansas Star Casino, LLC	Kansas
54.	The Old Evangeline Downs, L.L.C.	Louisiana
55.	Peninsula Gaming Corp.	Delaware
56.	Diamond Jo, LLC	Delaware
57.	Diamond Jo Worth, LLC	Delaware
58.	Belle of Orleans, L.L.C.	Louisiana
59.	Boyd Interactive Gaming Inc.	Nevada
60.	Boyd Interactive Gaming L.L.C.	Nevada
61.	Boyd Sunrise LLC	Florida
62.	East West Gaming, LLC	California
63.	IP Casino Vacations LLC	Nevada
64.	Tunica Golf Course LLC	Mississippi
65.	Atlantic City Express Services, LLC	New Jersey